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                                                                    Exhibit 99.5






[GRAPHIC OMITTED]                                      PRESS
                                                       RELEASE

                                                       CONTACT: Mike Paquette
                                                       (603) 640-2205




                         WHITE MOUNTAINS CONCLUDES SALE
                        OF ASSETS TO DEXIA S.A. ("DEXIA")


HAMILTON, Bermuda, July 5, 2000 - White Mountains has concluded the previously announced sale of its indirect, wholly-owned subsidiary, White Mountains Holdings, Inc. (which controls a substantial amount of its holdings of Financial Security Assurance Holdings Ltd. "FSA") as well as all its other holdings of FSA, to Dexia for total proceeds of $620.4 million.

The transaction was consummated in connection with Dexia's merger with FSA in which all other holders of outstanding shares of FSA will also receive $76.00 cash per share.

White Mountains estimates that the Dexia transaction has served to increase its March 31, 2000 tangible book value by $252.1 million, after tax, or $41.29 per share.

White Mountains is traded on the New York Stock Exchange under the symbol WTM.